Putnam Limited Duration Government Income Fund

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended November 30, 2004, Putnam Management
has assumed $35,170 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters (including those described in Note 5).

72DD1(000s omitted)		Class A		5,996
				Class B         2,254
				Class C		  181

72DD2(000s omitted)		Class M		  151
				Class R		    0
				Class Y		3,146

73A1				Class A		0.089213
				Class B		0.051785
				Class C		0.044177

73A2				Class M		0.075081
				Class R		0.071360
				Class Y		0.095855

74U1	(000s omitted)		Class A		65,868
				Class B		34,942
				Class C		 3,220

74U2	(000s omitted)		Class M		 1,620
				Class R		    14
				Class Y		31,951

74V1		Class A				5.16
		Class B				5.17
		Class C				5.16

74V2		Class M				5.18
		Class R				5.16
		Class Y				5.15